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                                                                     EXHIBIT 3.3

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                             BOIS D'ARC ENERGY, LLC

         This First Amendment to Amended and Restated Operating Agreement of Bois d'Arc Energy, LLC (this "Amendment") is dated as of September 29, 2004. Capitalized terms used herein for which a definition is not provided herein shall have the same meanings as assigned to such terms in the Operating Agreement (as hereinbelow defined).

         WHEREAS, effective July 16, 2004, an Amended and Restated Operating Agreement (the "Operating Agreement") was executed for Bois d'Arc Energy, LLC (the "Company");

         WHEREAS, Section 17.7 of the Operating Agreement provides that certain actions shall be taken if the Company does not consummate a Financing Transaction by December 1, 2004 (or such later date as shall be determined by a unanimous vote of the Board of Managers); and

         WHEREAS, the parties hereto desire to amend the date referenced in
Section 17.7.

         NOW, THEREFORE, it is agreed:

         1. Section 17.7 of the Operating Agreement is hereby amended by deleting the reference to "December 1, 2004" and replacing it with "February 28, 2005".

         2. Except as provided herein, the Operating Agreement shall remain unmodified and in full force and effect.

         3. This instrument may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one in the same instrument.


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         EXECUTED to be effective as of the date written above.


                                     MEMBERS

                                     COMSTOCK OFFSHORE, LLC


                                     By: /s/ Roland O. Burns
                                         ---------------------------------------
                                     Name: Roland O. Burns
                                           -------------------------------------
                                     Title: Sr Vice President
                                            ------------------------------------


                                     Pursuant to the authority granted to the Chief Executive Officer in Section 19.8 of the Operating Agreement, the Chief Executive Officer has executed this Amendment on behalf of all other Members.


                                     /s/ Wayne L. Laufer
                                     -------------------------------------------
                                     WAYNE L. LAUFER




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